Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	Cynthia Johnson
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings Completes Acquisition of In-Network Outpatient Treatment and Lab

Provider in Louisiana for $22.0 Million

Adds Seven Outpatient Centers, In-Network Lab and 32 Beds

BRENTWOOD, Tenn. – (April 4, 2016) AAC Holdings, Inc. (NYSE: AAC), through its operating subsidiary, American Addiction Centers, Inc., completed the previously announced acquisition of Wetsman Forensic Medicine, L.L.C (d/b/a Townsend) and its affiliates for $13.5 million in cash and $8.5 million in restricted shares of AAC Holdings’ common stock. The cash portion of the transaction was funded from borrowings on the Company’s Deerfield subordinated debt facility.

AAC also announced that it has commenced construction on a new 11,000-square-foot in-network lab in Slidell that is expected to be completed in the third quarter of 2016 and replace the existing Townsend in-network lab.

“We are excited to close this transaction and bring the Townsend team into the AAC family,” said Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings. “Louisiana is an important state for us, and this footprint of in-network outpatient facilities, residential beds, and an in-network lab, together with Townsend’s innovative treatment methods, will allow us to treat a broader client base as well as serve other in-network facilities.”

Founded in 2009 by Dr. Howard Wetsman and CEO Michael Handley, Townsend is a leading substance abuse treatment provider in Louisiana that operates seven in-network outpatient centers that deliver intensive outpatient treatment as well as a 32-bed in-network facility located in Scott, Louisiana that has 20 beds licensed for detoxification and inpatient treatment. Townsend also operates an in-network lab that services these facilities. Dr. Wetsman and Mr. Handley are joining AAC along with the Townsend staff.

Townsend generated revenue of approximately $14.7 million for the year ended December 31, 2015 While Adjusted EBITDA is currently minimal, the Company expects to generate approximately $3 million of Adjusted EBITDA in the first twelve months of ownership. AAC anticipates utilizing the in-network lab to continue servicing Townsend’s current lab customers and to begin servicing AAC’s in-network outpatient and residential facilities in Florida, New Jersey, and Rhode Island.

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. AAC treats clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. AAC currently operate 26 substance abuse treatment facilities. Located throughout the United States, these facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries, “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and definitive lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of acquisitions; (vi) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of acquisitions; (vii) our failure to achieve anticipated financial results from prior or pending acquisitions; (viii) a disruption in our ability to perform diagnostic drug testing services; (ix) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (x) a disruption in our business related to the recent indictment of certain of our subsidiaries and current and former employees, including a former senior executive; (xi) our inability to agree on conversion and other terms for the balance of convertible debt; (xii) our inability to meet our covenants in our loan documents; (xiii) our inability to obtain senior lender consent to exceed the current $50 million limit in unsecured subordinated debt; (xiv) our inability to integrate newly acquired facilities; (xv) a disruption to our business and reputational and potential economic risks associated with the civil securities claims brought by shareholders; and (xvi) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.